UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2021

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

Terminal Drive, Plainview, New York 11803

(Address of principal executive offices)

(516) 677-0200

 (Registrant’s telephone number, including area code)

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VECO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 22, 2021, the Board of Directors of Veeco Instruments Inc. (“Veeco”) adopted the Sixth Amended and Restated Bylaws (the “A&R Bylaws”), which became effective immediately upon adoption. Veeco’s A&R Bylaws amend and restate Veeco’s previously existing bylaws in their entirety to, among other things, (i) allow Veeco to hold remote annual stockholders’ meetings as permitted by the Delaware General Corporation Law and (ii) revise the requirements with respect to the information and agreements that a director nominee who is nominated by a stockholder must provide to Veeco. The foregoing is qualified in its entirety by reference to the text of the A&R Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K. In addition, a marked copy of the A&R Bylaws showing all changes made to the prior bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Sixth Amended and Restated Bylaws of Veeco Instruments Inc., effective January 22, 2021

3.2	Marked copy of Sixth Amended and Restated Bylaws of Veeco Instruments Inc., effective January 22, 2021

104	Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2021	VEECO INSTRUMENTS INC.

	By:	/s/ Kirk W. Mackey
	Name:	Kirk W. Mackey
	Title:	Vice President, Head of Legal and Secretary